EXHIBIT 16.1
BDO	BDO Seidman, LLP Accountants and Consultants	700 N. Pearl, Suite 2000 Dallas, Texas 75201-2867 Telephone: (214) 969-7007 Fax: (214) 953-0722

September 24, 2004,

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on September 20, 2004, to be filed by our former client, Diversified Corporate Resources, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO SEIDMAN, LLP